UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(954) 380-3343

Registrant’s Telephone Number, Including Area Code

________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 9, 2026 and October 14, 2026, Edgemode, Inc. (the “Company”) made cash payments totaling approximately $410,000 in full satisfaction of five convertible promissory notes (the “Notes”), which had an aggregate outstanding balance, including principal and accrued interest, of approximately $477,000 as of the dates the Notes were satisfied. Upon payment, the Notes were terminated, all obligations of the Company thereunder were satisfied, and the holders have no further right to convert the Notes into shares of the Company’s common stock.

The Company funded the Note satisfaction payments from advances made by ClearThink Capital Partners, LLC (“ClearThink”) under the promissory note issued by the Company to ClearThink dated July 9, 2026 (the “ClearThink Note”) and additional advances from ClearThink. As of the date of the filing of this report the aggregate outstanding balance of the ClearThink Note and additional advances from ClearThink is approximately $1,300,000. The material terms of the ClearThink Note were previously disclosed in the Company’s Current Report on Form 8-K filed on August 20, 2026, which description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Dated: October 16, 2026	By:	/s/ Charles Faulkner
	Name:	Charles Faulkner
	Title:	Chief Executive Officer

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